As filed with the Securities and Exchange Commission on March 8, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)
______________________

Delaware (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	04-3444218 (I.R.S. Employer Identification Number)

IPG Photonics Corporation 2008 Employee Stock Purchase Plan
(As Amended on June 15, 2009)
(Full title of the plan)
______________________
50 Old Webster Road
Oxford, Massachusetts 01540
(508) 373-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Angelo P. Lopresti, Esq.
Senior Vice President, General Counsel and Secretary
IPG Photonics Corporation
50 Old Webster Road
Oxford, Massachusetts 01540
(508) 373-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________
Copy To:
Bruce A. Toth, Esq.
Michael S. Melbinger, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601-9703
(312) 558-5600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☒	Non-accelerated filer ☐
Accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
COMMON STOCK, $0.0001 PAR VALUE PER SHARE, ISSUABLE PURSUANT TO:
IPG Photonics Corporation 2008 Employee Stock Purchase Plan	369,672 shares	$237.87	$87,933,878.64	$10,947.77
(1) 400,000 shares of Common Stock under the IPG Photonics Corporation 2008 Employee Stock Purchase Plan (the “Plan”) were previously registered by the Registrant on a Registration Statement on Form S-8 (Registration No. 333-151571), filed with the Securities and Exchange Commission on June 10, 2008, and is incorporated by reference herein.

(2)	Represents 369,672 additional shares of Common Stock authorized to be issued under the Plan.

(3)
Estimated solely for the purpose of determining the registration fee and computed in accordance with Rule 457(c) and 457(h) under the Securities Act. Such computation is based on the average of the high and low prices as reported on The Nasdaq Global Market on March 5, 2018, a date within five business days of the date of this Registration Statement.

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 369,672 shares of Common Stock under the IPG Photonics Corporation 2008 Employee Stock Purchase Plan, which are securities of the same class and relate to the same employee benefit plan as those securities registered on the Registrant’s registration statements on Form S‑8 previously filed with the Securities and Exchange Commission on June 10, 2008 (Registration No. 333-151571), which is hereby incorporated by reference, except to the extent supplemented, amended or superseded by information set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

          The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

          (a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on February 28, 2018 pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”);

           (b) the Current Reports on Form 8-K filed on February 26, 2018 and February 27, 2018; and

           (c) the description of the Registrant’s common stock, par value $0.0001 per share, contained in its Registration Statement on Form 8-A/A, filed on December 7, 2006 pursuant to Section 12(b) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or for purposes of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:
Exhibit No.    Description

5.1	Opinion of Winston & Strawn LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Massachusetts, on March 8, 2018.
IPG PHOTONICS CORPORATION
By:        /s/ Valentin P. Gapontsev
Valentin P. Gapontsev
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Valentin P. Gapontsev as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and the other documents in connection therewith, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of March 8, 2018.

[Signature Page to Follow]

Signature	Title

/s/ Valentin P. Gapontsev Valentin P. Gapontsev	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

/s/ Timothy P.V. Mammen Timothy P.V. Mammen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas J. Burgomaster Thomas J. Burgomaster	Vice President, Corporate Controller (Chief Accounting Officer)

/s/ Michael C. Child Michael C. Child	Director

/s/ Henry E. Gauthier Henry E. Gauthier	Director

/s/ William S. Hurley William S. Hurley	Director

/s/ Catherine P. Lego Catherine P. Lego	Director

/s/ Eric Meurice Eric Meurice	Director

/s/ John R. Peeler John R. Peeler	Director

/s/ Igor Samartsev Igor Samartsev	Director

/s/ Eugene Scherbakov Eugene Scherbakov	Director

/s/ Thomas J. Seifert Thomas J. Seifert	Director